Exhibit 99.1

DoubleVerify Reports Second Quarter 2024 Financial Results

Increased Revenue by 17% Year-over-Year to $155.9 Million, Driven by Global Growth in Social and CTV Measurement

Achieved Net Income of $7.5 Million and Adjusted EBITDA of $46.8 Million, representing a 30% Adjusted EBITDA margin

Raised Midpoints of Full-Year 2024 Revenue and Adjusted EBITDA Guidance Ranges

NEW YORK – July 30, 2024 – DoubleVerify (“DV”) (NYSE: DV), the leading software platform for digital media measurement, data and analytics, today announced financial results for the second quarter ended June 30, 2024.

“The second quarter was pivotal for DV as we re-accelerated our revenue growth momentum driven by continued success in social and CTV measurement, and bolstered by the strength of our retail media platform business,” said Mark Zagorski, CEO of DoubleVerify. “Our broad portfolio of differentiated products, including our latest performance solutions, Scibids AI and Authentic Attention, helped deliver double-digit growth across all three revenue lines and all key media environments. Our enterprise pipeline has never been stronger, with both greenfield and competitive opportunities set to fuel our resurgent business in the coming quarters. DV’s independent solutions provide unparalleled ROI for our customers, allowing us to continue to gain significant market share, solidifying our position as the industry leader and driving higher value for all our stakeholders.”

Second Quarter 2024 Financial Highlights:

(All comparisons are to the second quarter of 2023)

●	Total revenue of $155.9 million, an increase of 17%.
●	Activation revenue of $87.5 million, an increase of 12%.
●	Measurement revenue of $54.8 million, an increase of 22%.
o	Social measurement revenue increased by 44%.
o	International measurement revenue increased by 29%, with 35% growth in EMEA and 20% growth in APAC.
o	Media Transactions Measured (“MTM”) for CTV increased by 55%.
●	Supply-side revenue of $13.6 million, an increase of 26%.
●	Net income of $7.5 million and adjusted EBITDA of $46.8 million, which represented a 30% adjusted EBITDA margin.

Second Quarter and Recent Business Highlights:

●	Grew Total Advertiser revenue by 16% year-over-year in the second quarter.

○	MTM increased by 22% year-over-year.
○	Measured Transaction Fee (MTF) declined 5% year-over-year primarily due to product and geographic mix. Measurement volumes, which are lower-priced than activation, increased relative to the prior-year period, driven by strong growth in social and international measurement.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the second quarter.

●	Announced authorization of the repurchase of $150 million common stock. Repurchased 1.4 million shares for a total of $25 million in the second quarter, and an additional 1.3 million shares for $25 million subsequent to quarter end. As of July 30, 2024, $100 million remains available for repurchases under the Repurchase Program.

●	Drove global market share growth through product upsells, international expansion, and new enterprise logo wins.
○	Notable second-quarter expansions and wins include: Universal Pictures, Panera, Subway, Dyson, Philip Morris, Bacardi, Anheuser-Busch InBev, Amazon Books, Honda Mobility, JTI and Ajinomoto.

●	Expanded YouTube's brand safety and suitability measurement to include Performance Max and Demand Gen, offering comprehensive coverage of Google's high-performance solutions that optimize real-time performance for better conversions and budget efficiency.

●	Expanded partnerships with Pinterest and Reddit to offer global brand safety and suitability measurement in multiple languages, leveraging DV’s AI-powered Universal Content Intelligence.

●	Partnered with Hakuhodo DY Media Partners, a global top ten integrated marketing and innovation company, to harness DV's AI powered pre-bid social and open web activation tools for enhancing ad effectiveness and media quality.

●	Launched the industry’s only Transparency Center to foster digital trust by offering comprehensive resources that demystify digital media verification, dispel common misconceptions, and spotlight critical trends in ad quality and performance.

●	Published DV’s 2024 Global Insights Report to highlight key industry trends, emphasizing attention metrics, AI's transformative impact on digital advertising, the surge in MFA content, the rise of RMNs with specialized inventory, and the role of responsible media buying in reducing carbon emissions. The report has garnered over 1,000 downloads since launch globally.

“In the second quarter, we achieved the high end of our revenue guidance and exceeded our adjusted EBITDA expectations, achieving year-over-year revenue growth of 17%, revenue less cost of sales of 83%, and an adjusted EBITDA margin of 30%,” said Nicola Allais, CFO of DoubleVerify. “Our strong performance was driven by multiple products across activation, measurement, and supply-side revenue that leveraged growth across social, CTV, and retail media environments. As a result of our ongoing momentum, we are pleased to be raising the mid-points of our full-year revenue and adjusted EBITDA guidance. We remain confident in our industry-leading revenue growth and profitability in the second half as we continue to outpace the digital advertising industry and gain market share.”

Third Quarter and Full-Year 2024 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

Third Quarter 2024:

●	Revenue of $167 to $171 million, a year-over-year increase of 17% at the midpoint.
●	Adjusted EBITDA of $49 to $53 million, representing a 30% margin at the midpoint.

Full Year 2024:

●	Revenue of $667 to $675 million, a year-over-year increase of 17% at the midpoint.
●	Adjusted EBITDA of $206 to $214 million, representing a 31% margin at the midpoint.

With respect to the Company’s expectations under "Third Quarter and Full Year 2024 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its second quarter 2024 financial results at 4:30 p.m. Eastern Time today, July 30, 2024. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of	As of
(in thousands, except per share data)	June 30, 2024	December 31, 2023
Assets:
Current assets
Cash and cash equivalents	$256,066	$310,131
Short-term investments	82,754	—
Trade receivables, net of allowances for doubtful accounts of $9,564 and $9,442 as of June 30, 2024 and December 31, 2023, respectively	187,761	206,941
Prepaid expenses and other current assets	32,977	15,930
Total current assets	559,558	533,002
Property, plant and equipment, net	64,521	58,020
Operating lease right-of-use assets, net	66,155	60,470
Goodwill	431,496	436,008
Intangible assets, net	125,420	140,883
Deferred tax assets	23,766	13,077
Other non-current assets	1,727	1,571
Total assets	$1,272,643	$1,243,031
Liabilities and Stockholders' Equity:
Current liabilities
Trade payables	$10,604	$12,932
Accrued expenses	44,136	44,264
Operating lease liabilities, current	10,113	9,029
Income tax liabilities	832	5,833
Current portion of finance lease obligations	2,393	2,934
Other current liabilities	11,447	8,863
Total current liabilities	79,525	83,855
Operating lease liabilities, non-current	76,265	71,563
Finance lease obligations	1,844	2,865
Deferred tax liabilities	7,031	8,119
Other non-current liabilities	2,815	2,690
Total liabilities	167,480	169,092
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 172,634 shares issued and 171,244 outstanding as of June 30, 2024; 1,000,000 shares authorized, 171,168 shares issued and 171,146 outstanding as of December 31, 2023	173	171
Additional paid-in capital	926,062	878,331
Treasury stock, at cost, 1,390 shares and 22 shares as of June 30, 2024 and December 31, 2023, respectively	(25,443)	(743)
Retained earnings	213,613	198,983
Accumulated other comprehensive loss, net of income taxes	(9,242)	(2,803)
Total stockholders’ equity	1,105,163	1,073,939
Total liabilities and stockholders' equity	$1,272,643	$1,243,031

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$155,890	$133,744	$296,672	$256,338
Cost of revenue (exclusive of depreciation and amortization shown separately below)	26,102	26,191	52,720	50,143
Product development	39,806	31,941	76,200	60,496
Sales, marketing and customer support	44,863	31,537	82,735	57,249
General and administrative	23,066	19,755	45,141	39,943
Depreciation and amortization	11,004	9,676	21,932	18,659
Income from operations	11,049	14,644	17,944	29,848
Interest expense	233	247	465	503
Other income, net	(2,064)	(2,476)	(4,336)	(5,210)
Income before income taxes	12,880	16,873	21,815	34,555
Income tax expense	5,406	4,034	7,185	9,541
Net income	$7,474	$12,839	$14,630	$25,014
Earnings per share:
Basic	$0.04	$0.08	$0.09	$0.15
Diluted	$0.04	$0.07	$0.08	$0.15
Weighted-average common stock outstanding:
Basic	171,628	166,540	171,467	166,088
Diluted	175,961	172,488	176,850	172,129
Comprehensive income:
Net income	$7,474	$12,839	$14,630	$25,014
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(1,814)	(377)	(6,439)	816
Total comprehensive income	$5,660	$12,462	$8,191	$25,830

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

							Accumulated
							Other
							Comprehensive
					Additional		(Loss) Income	Total
	Common Stock		Treasury Stock		Paid-in	Retained	Net of	Stockholders’
(in thousands)	Shares	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balance as of January 1, 2024	171,168	$171	22	$(743)	$878,331	$198,983	$(2,803)	$1,073,939
Foreign currency translation adjustment	—	—	—	—	—	—	(4,625)	(4,625)
Shares repurchased for settlement of employee tax withholdings	—	—	48	(1,792)	—	—	—	(1,792)
Stock-based compensation expense	—	—	—	—	20,718	—	—	20,718
Common stock issued upon exercise of stock options	153	—	—	—	1,695	—	—	1,695
Common stock issued upon vesting of restricted stock units	435	1	—	—	(1)	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(38)	1,389	(1,389)	—	—	—
Net income	—	—	—	—	—	7,156	—	7,156
Balance as of March 31, 2024	171,756	172	32	(1,146)	899,354	206,139	(7,428)	1,097,091
Foreign currency translation adjustment	—	—	—	—	—	—	(1,814)	(1,814)
Shares repurchased for settlement of employee tax withholdings	—	—	30	(660)	—	—	—	(660)
Stock-based compensation expense	—	—	—	—	25,315	—	—	25,315
Common stock issued under employee purchase plan	124	—	—	—	1,914	—	—	1,914
Common stock issued upon exercise of stock options	126	—	—	—	870	—	—	870
Common stock issued upon vesting of restricted stock units	628	1	—	—	(1)	—	—	—
Shares repurchased under the Repurchase Program	—	—	1,369	(25,027)	—	—	—	(25,027)
Treasury stock reissued upon settlement of equity awards	—	—	(41)	1,390	(1,390)	—	—	—
Net income	—	—	—	—	—	7,474	—	7,474
Balance as of June 30, 2024	172,634	$173	1,390	$(25,443)	$926,062	$213,613	$(9,242)	$1,105,163

Balance as of January 1, 2023	165,448	$165	31	$(796)	$756,299	$127,517	$(6,326)	$876,859
Foreign currency translation adjustment	—	—	—	—	—	—	1,193	1,193
Shares repurchased for settlement of employee tax withholdings	—	—	30	(787)	—	—	—	(787)
Stock-based compensation expense	—	—	—	—	11,992	—	—	11,992
Common stock issued upon exercise of stock options	527	1	—	—	1,765	—	—	1,766
Common stock issued upon vesting of restricted stock units	182	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(35)	914	(914)	—	—	—
Net income	—	—	—	—	—	12,175	—	12,175
Balance as of March 31, 2023	166,157	166	26	(669)	769,142	139,692	(5,133)	903,198
Foreign currency translation adjustment	—	—	—	—	—	—	(377)	(377)
Shares repurchased for settlement of employee tax withholdings	—	—	57	(1,966)	—	—	—	(1,966)
Stock-based compensation expense	—	—	—	—	15,399	—	—	15,399
Common stock issued under employee purchase plan	49	—	—	—	1,138	—	—	1,138
Common stock issued upon exercise of stock options	711	1	—	—	3,990	—	—	3,991
Common stock issued upon vesting of restricted stock units	333	—	—	—	—	—	—	—
Treasury stock reissued upon settlement of equity awards	—	—	(67)	2,107	(2,107)	—	—	—
Net income	—	—	—	—	—	12,839	—	12,839
Balance as of June 30, 2023	167,250	$167	16	$(528)	$787,562	$152,531	$(5,510)	$934,222

DoubleVerify Holdings, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 30,
(in thousands)	2024	2023
Operating activities:
Net income	$14,630	$25,014
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	1,453	3,706
Depreciation and amortization expense	21,932	18,659
Amortization of debt issuance costs	147	147
Non-cash lease expense	3,191	3,293
Deferred taxes	(11,530)	(16,639)
Stock-based compensation expense	44,956	26,980
Interest (income) expense, net	(784)	25
Loss on disposal of fixed assets	—	5
Other	1,582	209
Changes in operating assets and liabilities
Trade receivables	16,397	(12,214)
Prepaid expenses and other assets	(17,208)	(11,168)
Trade payables	(2,076)	2,126
Accrued expenses and other liabilities	(5,035)	(7,979)
Net cash provided by operating activities	67,655	32,164
Investing activities:
Purchase of property, plant and equipment	(13,558)	(7,671)
Purchase of short-term investments	(81,937)	—
Net cash used in investing activities	(95,495)	(7,671)
Financing activities:
Proceeds from revolving credit facility	—	50,000
Payments to revolving credit facility	—	(50,000)
Proceeds from common stock issued upon exercise of stock options	2,565	5,757
Proceeds from common stock issued under employee purchase plan	1,914	1,138
Finance lease payments	(1,562)	(1,028)
Shares repurchased under the Repurchase Program	(25,027)	—
Shares repurchased for settlement of employee tax withholdings	(2,452)	(2,753)
Net cash (used in) provided by financing activities	(24,562)	3,114
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(850)	15
Net (decrease) increase in cash, cash equivalents, and restricted cash	(53,252)	27,622
Cash, cash equivalents, and restricted cash - Beginning of period	310,257	267,938
Cash, cash equivalents, and restricted cash - End of period	$257,005	$295,560

Cash and cash equivalents	$256,066	$295,437
Restricted cash (included in prepaid expenses and other current assets on the Condensed Consolidated Balance Sheets)	939	123
Total cash and cash equivalents and restricted cash	$257,005	$295,560
Supplemental cash flow information:
Cash paid for taxes	$29,491	$41,284
Cash paid for interest	$350	$389
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	$9,211	$1,261
Acquisition of equipment under finance lease	$—	$5,479
Capital assets financed by accounts payable and accrued expenses	$18	$480
Stock-based compensation included in capitalized software development costs	$1,064	$411

Comparison of the Three and Six Months Ended June 30, 2024 and June 30, 2023

Revenue

	Three Months Ended June 30,		Change	Change	Six Months Ended June 30,		Change	Change
	2024	2023	$	%	2024	2023	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Activation	$87,471	$77,942	$9,529	12%	$166,793	$147,834	$18,959	13%
Measurement	54,817	44,989	9,828	22	104,092	86,374	17,718	21
Supply-side customer	13,602	10,813	2,789	26	25,787	22,130	3,657	17
Total revenue	$155,890	$133,744	$22,146	17%	$296,672	$256,338	$40,334	16%

Adjusted EBITDA

In addition to results determined in accordance with GAAP, management believes that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In Thousands)		(In Thousands)
Net income	$7,474	$12,839	$14,630	$25,014
Net income margin	5%	10%	5%	10%
Depreciation and amortization	11,004	9,676	21,932	18,659
Stock-based compensation	24,715	15,167	44,956	26,980
Interest expense	233	247	465	503
Income tax expense	5,406	4,034	7,185	9,541
M&A and restructuring (recoveries) costs (a)	(11)	700	—	700
Offering and secondary offering costs (b)	10	122	68	309
Other recoveries (c)	—	(266)	—	(533)
Other income (d)	(2,064)	(2,476)	(4,336)	(5,210)
Adjusted EBITDA	$46,767	$40,043	$84,900	$75,963
Adjusted EBITDA margin	30%	30%	29%	30%

(a)	M&A and restructuring (recoveries) costs for the three and six months ended June 30, 2024 and June 30, 2023 consist of transaction costs related to the acquisition of Scibids.
(b)	Offering and secondary offering costs for the three and six months ended June 30, 2024 and June 30, 2023 consist of third-party costs incurred for underwritten secondary public offerings by certain stockholders of the Company.
(c)	Other recoveries for the three and six months ended June 30, 2023 consist of sublease income for leased office space.
(d)	Other income for the three and six months ended June 30, 2024 and June 30, 2023 consist of interest income earned on interest-bearing monetary assets, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of the core business and for understanding and evaluating trends in operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in the industry may calculate these non-GAAP financial measures differently, therefore limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2024	2023	2024	2023
Product development	$9,734	$5,975	$17,107	$10,354
Sales, marketing and customer support	7,503	4,746	13,439	8,253
General and administrative	7,478	4,446	14,410	8,373
Total stock-based compensation	$24,715	$15,167	$44,956	$26,980

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “Third Quarter and Full-Year 2024 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify (“DV”) (NYSE: DV) is the industry’s leading media effectiveness platform that leverages AI to drive superior outcomes for global brands. By creating more effective, transparent ad transactions, we make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Learn more at www.doubleverify.com.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com